Exhibit 99.1

Press Release

Contact:Philip R. Mays

Senior Vice President, Chief Financial Officer and

Treasurer

(407) 904-3324

pmays@alpinereit.com

FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST REPORTS SECOND QUARTER 2024 OPERATING RESULTS

WINTER PARK, FL – July 18, 2024 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”) today announced its operating results and earnings for the quarter ended June 30, 2024.

Select Highlights

◾	Reported Net Income per diluted share attributable to the Company of $0.01 for the quarter ended June 30, 2024.
◾	Reported both FFO and AFFO per diluted share of $0.43 for the quarter ended June 30, 2024, an increase of 16.2% from the comparable prior year period.
◾	Acquired a net lease retail property which is 100% leased to two investment grade tenants for $14.6 million.
◾	Sold two net lease retail properties leased to non-investment grade rated tenants, for total disposition volume of $6.6 million at a weighted average exit cash cap rate of 7.0%, generating aggregate gains of $0.9 million.
◾	Originated one first mortgage construction loan with a total funding commitment of $6.1 million, of which $4.6 million was funded during the quarter ended June 30, 2024, at a yield of 11.5%.
◾	Sold a $13.6 million A-1 participation interest in the Company’s $23.4 million portfolio mortgage loan investment.
◾	Paid a cash dividend for the second quarter of 2024 of $0.275 per share, representing an annualized yield of 6.5% based on the closing price of the Company’s common stock on July 17, 2024.
◾	Increased full year FFO guidance to $1.58 to $1.62 per diluted share and full year 2024 AFFO guidance to $1.60 to $1.64 per diluted share, representing a 4.2% increase at the midpoint of these ranges.

CEO Comments

“We are pleased with our investment activity during the quarter which included the acquisition of a two-tenant property for $14.6 million leased to 100% investment grade rated tenants, and the origination of a high yielding $6.1 million first mortgage loan, Wawa anchored pad site development,” said John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. “We have increased our full-year FFO and AFFO guidance as our net investment spreads have driven strong earnings growth.”

Quarterly Operating Results Highlights

The table below provides a summary of the Company’s operating results for the quarter ended June 30, 2024 (in thousands, except per share data):

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Variance to Comparable Period in the Prior Year
Total Revenues	$12,490	$11,348	$1,142	10.1%
Net Income	$222	$90	$132	146.7%
Net Income Attributable to PINE	$204	$80	$124	155.0%
Net Income per Diluted Share Attributable to PINE	$0.01	$0.01	$0.00	0.0%
FFO (1)	$6,313	$5,770	$543	9.4%
FFO per Diluted Share (1)	$0.43	$0.37	$0.06	16.2%
AFFO (1)	$6,399	$5,843	$556	9.5%
AFFO per Diluted Share (1)	$0.43	$0.37	$0.06	16.2%
Dividends Declared and Paid, per Share	$0.275	$0.275	$0.000	0.0%

(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

Year-to-Date Operating Results Highlights

The table below provides a summary of the Company’s operating results for the six months ended June 30, 2024 (in thousands, except per share data):

	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023	Variance to Comparable Period in the Prior Year
Total Revenues	$24,956	$22,504	$2,452	10.9%
Net Income (Loss)	$(61)	$3,835	$(3,896)	(101.6%)
Net Income (Loss) Attributable to PINE	$(56)	$3,419	$(3,475)	(101.6%)
Net Income (Loss) per Diluted Share Attributable to PINE	$0.00	$0.22	$(0.22)	(100.0%)
FFO (1)	$12,443	$11,397	$1,046	9.2%
FFO per Diluted Share (1)	$0.84	$0.72	$0.12	16.7%
AFFO (1)	$12,642	$11,478	$1,164	10.1%
AFFO per Diluted Share (1)	$0.85	$0.73	$0.12	16.4%
Dividends Declared and Paid, per Share	$0.550	$0.550	$0.000	0.0%
(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

Investments

During the three months ended June 30, 2024, the Company acquired one high-quality net lease retail property leased to two tenants for $14.6 million. The two tenants are investment grade rated Best Buy and Golf Galaxy (Dick’s Sporting Goods) and had a weighted average remaining lease term of 4.6 years at acquisition.

During the three months ended June 30, 2024, the Company originated one first mortgage construction loan with a total funding commitment of $6.1 million, of which $4.6 million was funded during the quarter ended June 30, 2024, at yield of 11.5%.

During the three months ended June 30, 2024, investment activities, which include the Company’s property and structured investment portfolios, totaled $20.7 million at a weighted average yield of 9.5%.

During the six months ended June 30, 2024, investment activities, which include the Company’s property and structured investment portfolios, totaled $28.9 million at a weighted average yield of 9.8%.

Dispositions

During the three months ended June 30, 2024, the Company sold two net lease properties leased to non-investment grade rated tenants for total disposition volume of $6.6 million at a weighted average exit cash cap rate of 7.0%. The sale of the properties generated aggregate gains of $0.9 million.

During the three months ended June 30, 2024, the Company sold a $13.6 million A-1 participation interest in the Company’s $23.4 million portfolio loan at a yield of 8.0%.

During the three and six months ended June 30, 2024, disposition activities, which include the Company’s property and structured investment portfolios, totaled $20.2 million at a weighted average exit cash cap rate of 7.7%.

Property Portfolio

The Company’s property portfolio consisted of the following as of June 30, 2024:

Number of Properties	137
Square Feet	3.8 million
Annualized Base Rent	$39.8 million
Weighted Average Remaining Lease Term	6.6 years
States where Properties are Located	34
Occupancy	99.1%

% of Annualized Base Rent Attributable to Investment Grade Rated Tenants (1)(2)	67%
% of Annualized Base Rent Attributable to Credit Rated Tenants (1)(3)	90%

Any differences are a result of rounding.

(1)

Annualized Base Rent (“ABR”) represents the annualized in-place straight-line base rent required by the tenant’s lease. ABR is a non-GAAP financial measure.  We believe this non-GAAP financial measure is useful to investors because it is a widely accepted industry measure used by analysts and investors to compare the real estate portfolios and operating performance of REITs.

(2)

The Company defines an Investment Grade Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher. If applicable, in the event of a split rating between S&P Global Ratings and Moody’s Investors Services, the Company utilizes the higher of the two ratings as its reference point as to whether a tenant is defined as an Investment Grade Rated Tenant.

(3)

The Company defines a Credit Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners.

The Company’s property portfolio included the following top tenants that represent 2.0% or greater of the Company's total ABR as of June 30, 2024:

Tenant	Credit Rating (1)	% of Annualized Base Rent
Walgreens	BBB- / Ba1	12%
Dick’s Sporting Goods	BBB / Baa3	10%
Lowe’s	BBB+ / Baa1	9%
Dollar Tree/Family Dollar	BBB / Baa2	8%
Best Buy	BBB+ / A3	6%
Dollar General	BBB / Baa2	5%
Walmart	AA / Aa2	5%
At Home	CCC / Caa3	4%
Home Depot	A / A2	3%
LA Fitness	B/ B2	2%
Kohl’s	BB / Ba2	2%
Burlington	BB+ / Ba2	2%
Hobby Lobby	NR / NR	2%
Other		30%
Total		100%

Any differences are a result of rounding.

(1)	Credit Rating is the available rating from S&P Global Ratings and/or Moody’s Investors Service, as applicable, as of June 30, 2024.

The Company’s property portfolio consisted of the following industries as of June 30, 2024:

Industry		% of Annualized Base Rent
Dollar Stores		14%
Sporting Goods		13%
Pharmacy		13%
Home Improvement		13%
Home Furnishings		7%
Consumer Electronics		7%
General Merchandise		5%
Grocery		5%
Entertainment		5%
Off-Price Retail		4%
Health & Fitness		4%
Specialty Retail		3%
Automotive Parts		2%
Convenience Stores		1%
Office Supplies		1%
Quick Service Restaurant		1%
Farm & Rural Supply		1%
Casual Dining		< 1%
Pet Supplies		< 1%
Other (1)		< 1%
Total	23 Industries	100%

Any differences are a result of rounding.

(1)	Includes four industries collectively representing less than 1% of the Company’s ABR as of June 30, 2024.

The Company’s property portfolio included properties in the following states as of June 30, 2024:

State		% of Annualized Base Rent
New Jersey		12%
Texas		9%
New York		8%
Illinois		7%
Michigan		7%
Ohio		7%
Georgia		5%
Florida		5%
West Virginia		4%
Oklahoma		3%
Alabama		3%
Minnesota		3%
Kansas		2%
Arizona		2%
Louisiana		2%
Missouri		2%
Massachusetts		2%
Maryland		2%
Nevada		2%
Wisconsin		2%
South Carolina		2%
Pennsylvania		2%
Arkansas		1%
Connecticut		1%
New Mexico		1%
Indiana		1%
Nebraska		< 1%
Maine		< 1%
North Carolina		< 1%
Washington		< 1%
California		< 1%
Virginia		< 1%
Kentucky		< 1%
Mississippi		< 1%
Total	34 States	100%

Any differences are a result of rounding.

Balance Sheet

The following table provides a summary of the Company’s long-term debt as of June 30, 2024:

Component of Long-Term Debt	Principal	Stated Interest Rate	Wtd. Avg. Rate as of June 30, 2024	Maturity Date
2026 Term Loan (1)	$100.0 million	SOFR + 10 bps + [1.35% - 1.95%]	3.65%	May 2026
2027 Term Loan (2)	100.0 million	SOFR + 10 bps + [1.25% - 1.90%]	2.73%	January 2027
Revolving Credit Facility (3)	69.0 million	SOFR + 10 bps + [1.25% - 2.20%]	5.39%	January 2027
Total Debt/Weighted-Average Rate	$269.0 million		3.75%

(1)

As of June 30, 2024, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 2.05% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2026 Term Loan balance.

(2)

As of June 30, 2024, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 1.18% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2027 Term Loan balance.

(3)

As of June 30, 2024, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 3.21% plus the SOFR adjustment of 0.10% and the applicable spread on $50 million of the outstanding balance on the Company’s Revolving Credit Facility.

As of June 30, 2024, the Company held a 91.8% interest in Alpine Income Property OP, LP, the Company’s operating partnership (the “Operating Partnership” or “OP”). There were 1,223,854 OP Units held by third parties outstanding and 13,626,589 shares of the Company’s common stock outstanding, for total outstanding common stock and OP Units held by third parties of 14,850,443 as of June 30, 2024.

As of June 30, 2024, the Company’s net debt to Pro Forma EBITDA was 7.4 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 3.4 times. As of June 30, 2024, the Company’s net debt to total enterprise value was 53.2%. The Company calculates total enterprise value as the sum of net debt and the market value of the Company's outstanding common shares and OP Units, as if the OP Units have been redeemed for common shares.

Dividend

On May 28, 2024, the Company announced a cash dividend for the second quarter of 2024 of $0.275 per share, payable on June 28, 2024 to stockholders of record as of the close of business on June 13, 2024. The second quarter 2024 cash dividend represents a payout ratio of 64.0% of the Company’s second quarter 2024 FFO per diluted share and AFFO per diluted share.

2024 Outlook

The Company has increased its FFO and AFFO outlook for 2024 to take into account the Company’s year-to-date performance. The Company’s outlook for 2024 assumes continued stability in economic activity, stable or positive business trends related to each of our tenants, and other significant assumptions.

The Company’s revised outlook for 2024 is as follows:

	Revised Outlook Range for 2024			Change from Prior Outlook
	Low		High	Low		High
Investments	$50 million	to	$80 million	-	to	-
Dispositions	$50 million	to	$80 million	-	to	-
FFO per Diluted Share	$1.58	to	$1.62	$0.07	to	$0.06
AFFO per Diluted Share	$1.60	to	$1.64	$0.07	to	$0.06
Weighted Average Diluted Shares Outstanding	14.9 million	to	14.9 million	-	to	-

Second Quarter 2024 Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended June 30, 2024, on Friday, July 19, 2024, at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.alpinereit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details.

Webcast:https://edge.media-server.com/mmc/p/5pd8tuhj

Dial-In:https://register.vevent.com/register/BI3cfad882e4f24cdfaa296cedba617ae8

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.alpinereit.com.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that seeks to deliver attractive risk-adjusted returns and dependable cash dividends by investing in, owning and operating a portfolio of single tenant net leased commercial income properties that are predominately leased to high-quality publicly traded and credit-rated tenants.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, credit risk associated with the Company investing in first mortgage investments, illiquidity of real estate investments and potential damages from natural disasters, the impact of epidemics or pandemics (such as the COVID-19 Pandemic and its variants) on the Company’s business and the business of its tenants and the impact of such epidemics or pandemics on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”) Adjusted Funds From Operations (“AFFO”), and Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, AFFO, and Pro Forma EBITDA do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, we further modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as loss on extinguishment of debt, amortization of above- and below-market lease related intangibles, straight-line rental revenue, amortization of deferred financing costs, non-cash compensation, and other non-cash income or expense. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination and/or payoff, and real estate related depreciation and amortization including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, loss on extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-cash income or expense, and other non-recurring items such as disposition management fees and commission fees. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. FFO, AFFO, and Pro Forma EBITDA may not be comparable to similarly titled measures employed by other companies.

Alpine Income Property Trust, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) June 30, 2024	December 31, 2023
ASSETS
Real Estate:
Land, at Cost	$152,678	$149,314
Building and Improvements, at Cost	334,312	328,993
Total Real Estate, at Cost	486,990	478,307
Less, Accumulated Depreciation	(41,879)	(34,714)
Real Estate—Net	445,111	443,593
Assets Held for Sale	3,943	4,410
Commercial Loans and Investments	44,730	35,080
Cash and Cash Equivalents	3,260	4,019
Restricted Cash	3,136	9,712
Intangible Lease Assets—Net	45,761	49,292
Straight-Line Rent Adjustment	1,545	1,409
Other Assets	18,291	17,045
Total Assets	$565,777	$564,560
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$7,238	$5,736
Prepaid Rent and Deferred Revenue	3,216	2,627
Intangible Lease Liabilities—Net	5,017	4,907
Obligation Under Participation Agreement	13,632	—
Long-Term Debt	268,320	275,677
Total Liabilities	297,423	288,947
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 13,626,589 shares issued and outstanding as of June 30, 2024 and 13,659,207 shares issued and outstanding as of December 31, 2023	136	137
Additional Paid-in Capital	243,019	243,690
Dividends in Excess of Net Income	(9,907)	(2,359)
Accumulated Other Comprehensive Income	10,780	9,275
Stockholders' Equity	244,028	250,743
Noncontrolling Interest	24,326	24,870
Total Equity	268,354	275,613
Total Liabilities and Equity	$565,777	$564,560

Alpine Income Property Trust, Inc.

Consolidated Statements of Operations

(Unaudited)

 (In thousands, except share, per share and dividend data)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenues:
Lease Income	$11,330	$11,348	$22,794	$22,504
Interest Income from Commercial Loans and Investments	986	—	1,889	—
Other Revenue	174	—	273	—
Total Revenues	12,490	11,348	24,956	22,504
Operating Expenses:
Real Estate Expenses	1,800	1,575	3,728	3,009
General and Administrative Expenses	1,602	1,656	3,144	3,171
Provision for Impairment	657	—	688	—
Depreciation and Amortization	6,352	6,423	12,734	12,758
Total Operating Expenses	10,411	9,654	20,294	18,938
Gain on Disposition of Assets	918	743	918	5,196
Gain on Extinguishment of Debt	—	—	—	23
Net Income from Operations	2,997	2,437	5,580	8,785
Investment and Other Income	56	91	125	101
Interest Expense	(2,831)	(2,438)	(5,766)	(5,051)
Net Income (Loss)	222	90	(61)	3,835
Less: Net (Income) Loss Attributable to Noncontrolling Interest	(18)	(10)	5	(416)
Net Income (Loss) Attributable to Alpine Income Property Trust, Inc.	$204	$80	$(56)	$3,419

Per Common Share Data:
Net Income (Loss) Attributable to Alpine Income Property Trust, Inc.
Basic	$0.01	$0.01	$0.00	$0.24
Diluted	$0.01	$0.01	$0.00	$0.22
Weighted Average Number of Common Shares:
Basic	13,624,932	14,059,173	13,623,070	14,030,025
Diluted (1)	14,848,786	15,762,667	14,846,924	15,733,519

Dividends Declared and Paid	$0.275	$0.275	$0.550	$0.550

(1)

Includes the weighted average of 1,223,854 shares during the three and six months ended June 30, 2024 and 1,703,494 shares during the three and six months ended June 30, 2023, in each case, underlying OP Units including (i) 1,223,854 shares underlying OP Units issued to CTO Realty Growth, Inc. and (ii) 479,640 shares underlying OP Units issued to an unrelated third party, which OP Units were redeemed by PINE for an equivalent number of shares of common stock of PINE during the three months ended December 31, 2023.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Funds From Operations and Adjusted Funds From Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net Income (Loss)	$222	$90	$(61)	$3,835
Depreciation and Amortization	6,352	6,423	12,734	12,758
Provision for Impairment	657	—	688	—
Gain on Disposition of Assets	(918)	(743)	(918)	(5,196)
Funds from Operations	$6,313	$5,770	$12,443	$11,397
Adjustments:
Gain on Extinguishment of Debt	—	—	—	(23)
Amortization of Intangible Assets and Liabilities to Lease Income	(115)	(102)	(225)	(189)
Straight-Line Rent Adjustment	(89)	(109)	(154)	(274)
Non-Cash Compensation	80	79	159	159
Amortization of Deferred Financing Costs to Interest Expense	180	177	360	351
Other Non-Cash Expense	30	28	59	57
Adjusted Funds from Operations	$6,399	$5,843	$12,642	$11,478

FFO per Diluted Share	$0.43	$0.37	$0.84	$0.72
AFFO per Diluted Share	$0.43	$0.37	$0.85	$0.73

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma EBITDA

(Unaudited)

(In thousands)

Three Months Ended
June 30, 2024
Net Income	$222
Adjustments:
Depreciation and Amortization	6,352
Provision for Impairment	657
Gains on Disposition of Assets	(918)
Straight-Line Rent Adjustment	(89)
Non-Cash Compensation	80
Amortization of Deferred Financing Costs to Interest Expense	180
Amortization of Intangible Assets and Liabilities to Lease Income	(115)
Other Non-Cash Expense	30
Other Non-Recurring Items	(99)
Interest Expense, Net of Deferred Financing Costs Amortization	2,557
EBITDA	$8,857

Annualized EBITDA	$35,428
Pro Forma Annualized Impact of Current Quarter Investment Activity (1)	456
Pro Forma EBITDA	$35,884

Total Long-Term Debt	$268,320
Financing Costs, Net of Accumulated Amortization	680
Cash and Cash Equivalents	(3,260)
Net Debt	$265,740

Net Debt to Pro Forma EBITDA	7.4x
(1)	Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s investments and disposition activity during the three months ended June 30, 2024.